                                 EXHIBIT 99.1

                       Press Release dated May 18, 2000


For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L Kalkbrenner, President & CEO   Christina Carrabino (general information)
(650) 614-5767                         Stephanie Mishra (analyst contact)
Steven C. Smith, EVP, CAO & CFO        (415) 986-1591
(650) 813-8222

FOR IMMEDIATE RELEASE
---------------------

           GREATER BAY BANCORP DECLARES SECOND QUARTER CASH DIVIDEND

PALO ALTO, CA, May 18, 2000-- Greater Bay Bancorp (Nasdaq: GBBK), a $3.6 billion in assets financial services holding company, has declared a fifteen cent ($0.15) per share cash dividend for the second quarter of 2000.

The cash dividend will be payable on July14, 2000, to shareholders of record as of June 30, 2000.

"We are pleased that our shareholders continue to benefit from our continued financial success," said David L. Kalkbrenner, president and chief executive officer of Greater Bay Bancorp. "This is our 32/nd/ consecutive quarterly cash dividend and we are happy that our shareholders are being rewarded for our strong earnings performance and capital ratios."


Greater Bay Bancorp through its eight subsidiary banks, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mt. Diablo National Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, and the Contra Costa Tri Valley Region, with offices located in Aptos, Capitola, Cupertino, Danville, Fremont, Hayward, Lafayette, Millbrae, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Leandro, San Mateo, San Ramon, Santa Clara, Santa Cruz, Scotts Valley, Walnut Creek, and Watsonville.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including the Annual Report on Form 10-K for the year ended December 31, 1999, and particularly the discussion of risk factors within such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                                       1